Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$786,130
Unrealized Gain (Loss) on Market Value of Futures	159,110
Dividend Income	54
Interest Income	66
Total Income (Loss)	$945,360

Expenses
Investment Advisory Fee	$5,710
Brokerage Commissions	1,145
NYMEX License Fee	238
Non-interested Directors' Fees and Expenses	75
Prepaid Insurance Expense	13
Other Expenses	16,988
Total Expenses	24,169
Expense Waiver	(15,560)
Net Expenses	$8,609
Net Gain (Loss)	$936,751

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$10,089,690
Net Gain (Loss)	936,751

Net Asset Value End of Period	$11,026,441
Net Asset Value Per Unit (300,000 Units)	$36.75

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502